UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 8, 2003
(Date of earliest event reported)

FCCC, INC.
(Exact name of registrant as specified in charter)

Connecticut (State or Other Jurisdiction of Incorporation)	811-0969 (Commission File Number)	06-0759497 (IRS Employer Identification No.)

200 Connecticut Avenue, Norwalk, Connecticut (Address of principal executive of offices)	06854 (Zip code)

(203) 855-7700
(Registrant's telephone number including area code)

n/a
(Former Name or former address, if changed since last report)

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Registrant's principal independent accountants, Saslow Lufkin & Buggy, LLP ("SLB"), have resigned from such position effective October 8, 2003.

The reports of SLB on the financial statements for the Registrant for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Registrant's financial statements for each of the past two fiscal years and in the subsequent interim periods, there were no disagreements between the Registrant and SLB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of SLB, would have caused SLB to make reference to the matter in connection with its report. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

As of October 10, 2003, Mahoney Sabol & Company, LLP ("MSC") was engaged as the Registrant's new independent public accountants. The appointment of MSC was recommended and approved by the Company's Audit Committee. During the Registrant's two most recent fiscal years and during the subsequent interim periods, the Registrant did not consult MSC regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided SLB with a copy of this disclosure and has requested that SLB furnish it with a letter addressed to the U.S. Securities and Exchange Commission ("SEC") stating whether SLB agrees with the statements made above by the Registrant. A copy of the letter from SLB dated October 8, 2003 is attached hereto as Exhibit 16.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.
Number 16.1	Description Letter from Saslow Lufkin & Buggy, LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FCCC, INC.
By:	/s/Bernard Zimmerman Name: Bernard Zimmerman Title: President and Chief Executive Officer

Dated: October 10, 2003

EXHIBIT INDEX

Number 16.1	Description Letter from Saslow Lufkin & Buggy, LLP regarding change in certifying accountant.